[LOGO]  SEDONA
           CORPORATION


                                                         FOR IMMEDIATE RELEASE

                   SEDONA Corporation Notified by Nasdaq Staff
                  Regarding its Listing on the SmallCap Market

              SEDONA Announces Appeal of Nasdaq Staff Determination

KING OF PRUSSIA, PA, September 4, 2001 - SEDONA(R) Corporation (Nasdaq: SDNA) (www.sedonacorp.com), the leading provider of Internet-based Customer Relationship Management (CRM) solutions for small and mid-sized financial services companies, today announced that it has received a Nasdaq Staff Determination, dated August 28, 2001, indicating that the Company fails to comply with the minimum market capitalization listing requirement of the Nasdaq SmallCap Market set forth in Marketplace Rule 4310, and that its securities are, therefore, subject to delisting. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance, however, that the Panel will grant the Company's request for continued listing. Should the Company be unsuccessful in its appeal, its common stock would commence trading on the NASD Electronic OTC Bulletin Board.

About SEDONA Corporation
SEDONA(R) Corporation (Nasdaq: SDNA) is the leading provider of Customer Relationship Management (CRM) solutions for small and mid-sized financial services companies. SEDONA's Internet-based software, IntarsiaTM, and supporting Marketing Solution Services enable the entire financial institution to help identify, acquire, foster, and retain loyal, profitable customers. With its affordable, quick, and easy implementation, SEDONA helps clients rapidly increase their ability to acquire and retain customers and to improve product pricing, packaging, and cross-selling opportunities, and to increase operational efficiency aimed towards improving overall profitability. SEDONA markets Intarsia together with leading solution providers such as IBM(R) Corporation and Acxiom(R) Corporation. For additional information, visit the SEDONA Web site at www.sedonacorp.com or call 1-800-815-3307.

Forward Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

              SEDONA(R) is a registered trademark and Intarsia(TM)
                      is a trademark of SEDONA Corporation.
              Lead Factory(TM) is a trademark of Lead Factory, Inc.
       All other trade names are the property of their respective owners.

           This press release and prior releases are available on the SEDONA Corporation Web site at www.sedonacorp.com.

INVESTOR RELATIONS CONTACT:                 MEDIA CONTACT:
Steve Ficyk                                 Sue Cole
330-220-4051                                610-992-0889
stevef@sedonacorp.com                       susan.cole@demgroup.com